  Exhibit 10.1

SUBSCRIPTION AGREEMENT
EXACTUS, INC.

Exactus, Inc., a Nevada corporation (hereinafter the "Company") and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A. The Company desires to issue a maximum of 80,000,000 shares of common stock of the Company, par value $0.0001 per share, at a price of $0.025 per share ($2,000,000); and

B. Subscriber desires to acquire that number of shares as is set forth on the signature page hereof (hereinafter the "Shares") at the purchase price set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION

1.1
Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Shares from the Company at a price equal to $0.025 per share, and the Company agrees to sell the Shares to Subscriber in consideration of said purchase price. Upon execution, this subscription shall be irrevocable by Subscriber.

1.2
The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and e-mail delivery of this Subscription Agreement to the Company at tryan@exactusinc.com. Payment shall be made by wire transfer of the purchase price in the amount of $0.025 per Share to the Company as follows:

Bank: Wells Fargo Bank, N.A.

Address: 420 Montgomery Street,
San Francisco, CA 94104

SWIFT: WFBIOS6S

ABA#: 121000248

A/C#: 9898122511

A/C Name: Exactus Inc.

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1
Subscriber hereby acknowledges, represents and warrants to the Company the following:

(A)
Subscriber acknowledges that the purchase of the Shares involves a high degree of risk and that the Company may require substantial additional funds;

(B)
Subscriber recognizes that an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(C)
Subscriber has such knowledge and experience in finance, securities, investments, including investment in unregistered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)
Unless allowed to participated in this offering as a non-accredited investor by permission of the Board of Directors of the Company, the Subscriber is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(E)
Subscriber acknowledges that the shares are subject to significant restrictions on transfer as imposed by state and federal securities laws, including but not limited to a minimum holding period of at least six (6) months;

(F)
Subscriber hereby acknowledges (i) that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") or by the securities regulator of any state; (ii) that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933; and (iii) that any certificate evidencing the Shares received by Subscriber will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(G)
Subscriber is acquiring the Shares as principal for Subscriber's own benefit;

(H)
Subscriber is not aware of any advertisement of the Shares or any general solicitation in connection with any offering of the Shares;

(I)
Subscriber acknowledges receipt and review of the Company’s filings with the Securities and Exchange Commission, of both the Articles of Incorporation and bylaws of the Company, and of the Risk Factors pertaining to the Company attached as Exhibit A hereto, together with the opportunity and the Company’s encouragement to seek the advice and consultation of independent investment, legal and tax counsel; and

(J)
Subscriber acknowledges and agrees that the Company has previously made available to Subscriber the opportunity to ask questions of and to receive answers from representatives of the Company concerning the Company and the Shares, as well as to conduct whatever due diligence the Subscriber, in its discretion, deems advisable. Subscriber is not relying on any information communicated by any representatives of the Company and is relying solely upon information obtained during Subscriber’s due diligence investigation in making a decision to invest in the Shares and the Company.

Additional representation and warranties of non-U.S. persons only

If the Subscriber has indicated on the signature page to this Agreement that the Subscriber is not a “U.S. Person” as defined by Regulation S, then the Subscriber further acknowledges, represents and warrants to the Company the following:

(K)
The Subscriber is not a “U.S. Person” as defined by Regulation S as promulgated by the United States Securities and Exchange Commission, and is not acquiring the Shares for the account or benefit of a U.S. Person. A “U.S. Person” is defined by Regulation S as:

(i) Any natural person resident in the United States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii) Any estate of which any executor or administrator is a U.S. person;

(iv) Any trust of which any trustee is a U.S. person;

(v) Any agency or branch of a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii) Any partnership or corporation if:

(A) Organized or incorporated under the laws of any foreign jurisdiction; and

(B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in §230.501(a)) who are not natural persons, estates or trusts;

(L)
Subscriber acknowledges that the offer and sale of the Shares has taken place, and is taking place in an “offshore transaction,” as such term is defined in Regulation S;

(M)
Subscriber acknowledges and agrees that, pursuant to the provisions of Regulation S, the Shares cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions for a period of six months from and after the closing date of this offering, unless such securities are registered for sale in the United States pursuant to an effective registration statement under the Securities Act or another exemption from such registration is available. Subscriber acknowledges that it has not engaged in any hedging transactions with regard to the Shares;

(N)
Subscriber is not a “distributor” of securities, as that term is defined in Regulation S, nor a dealer in securities;

(O)
Subscriber acknowledges that the Shares may only be sold offshore in compliance with Regulation S or pursuant to an effective registration statement under the Securities Act or another exemption from such registration, if available. In connection with any resale of the Shares pursuant to Regulation S, the Company will not register a transfer not made in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act or in accordance with another exemption from the Securities Act.

(P)
Subscriber has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of the Shares pursuant to registration thereof under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

REPRESENTATIONS BY THE COMPANY

3.1
The Company represents and warrants to the Subscriber that:

(A)
The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)
Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common stock in the capital of the Company.

TERMS OF SUBSCRIPTION

4.1
Upon acceptance of this subscription by the Company, all funds paid hereunder shall be immediately available to the Company for its use.

4.2
The Company reserves the right to pay up to a 10% commission to any licensed broker/dealers that may be engaged on a “best efforts” basis to assist the Company in selling the Shares to qualified investors. In addition, the Company reserves the right to issue, as additional compensation to such licensed broker/dealers, warrants to purchase common stock of the Company in an amount equal to 10% of the total Shares sold.

4.3
Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber’s address indicated herein.

4.4
Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada. Exclusive venue for any dispute arising out of this Subscription Agreement or the Shares shall be the state or federal courts sited in Washoe County, Nevada.
4.5
The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

[remainder of this page intentionally blank, signature page to follow]

ACCREDITED INVESTOR STATUS
5.1
☐ By checking this box, Subscriber represents and warrants to the Company that the Subscriber is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"). The Subscriber acknowledges having reviewed and considered the definition of “Accredited Investor” attached to this Subscription Agreement.

In addition, for non-U.S. persons only:
5.2
☐ By checking this box, Subscriber represents and warrants to the Company that the Subscriber is not a “U.S. Person” as defined by Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Act"), and is not acquiring the Shares for the account or benefit of a U.S. Person,. The Subscriber acknowledges having reviewed and considered the definition of “U.S. Person” set forth above in this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of _____________, 2019.

Number of Shares Subscribed For:
Total Purchase Price:
Signature of Subscriber:
Name of Subscriber:
Address of Subscriber:
Subscriber’s SS# or tax ID#:

ACCEPTED BY: EXACTUS, INC.

Signature of Authorized Signatory: _______________________________

Name of Authorized Signatory: _____________________________

Date of Acceptance:  ___________________________

Accredited Investor Definition

The Subscriber will be an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act") if the Subscriber is any of the following:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

EXHIBIT A

Risk Factors

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained the Company’s SEC filings before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

 The following risk factors are intended to supplement and should be read along with the “Risk Factors” Under Item 1A contained in our Annual Report on Form 10-K filed with the SEC on April 2, 2018, and our other filings and reports with the SEC, which risk factors are incorporated herein by reference.

Risks Related to Our Business

We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.

Historically, we have raised equity capital to support and expand our operations. To the extent that we raise additional equity capital, existing shareholders will experience a dilution in the voting power and ownership of their common stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. The amount and timing of such additional financing needs will vary principally depending on the timing of new product launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain a credit facility. If our cash flow from operations is insufficient to meet our debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on the business, prospects results of operations or financial condition of the Company.

Even if we obtain customers, there is no assurance that we will continue to make a profit.

Even if we obtain customers, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability.  If we cannot operate profitably, we may have to suspend or cease operations.

FDA regulation could negatively affect the hemp industry, which would directly affect our financial condition.

The U.S. Food and Drug Administration ("FDA") may seek expanded regulation of hemp under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including certified good manufacturing practices, or cGMPs, related to the growth, cultivation, harvesting and processing of hemp. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where hemp is grown register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry, including what costs, requirements and possible prohibitions may be enforced. If we or our partners are unable to comply with the regulations or registration as prescribed by the FDA, we and or our partners (including C2M) may be unable to continue to operate their and our business in its current or planned form or at all.

Changes in the Law and Development Programs

For the first time since 1937, industrial hemp has been decriminalized at the federal level and can be grown legally in the United States, but on a limited basis. A landmark provision passed in the Agricultural Act of 2014 recognizes hemp as distinct from its genetic cousin, marijuana. Federal law now exempts industrial hemp from U.S. drug laws to allow for crop research by universities, colleges and state agriculture departments. The new Federal law allows for agricultural programs for industrial hemp “in states that permit the growth or cultivation of hemp.”

Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability and the inability of our customers to execute our respective business plans.

Although we intend to conduct our business in a manner intended to comply with federal law by utilizing low THC industrial hemp (less than 0.3%), cannabis has historically been a Schedule I controlled substance under the Controlled Substances Act of 1970 (the “CSA”). On December 20, 2018 President Trump signed the 2018 Farm Bill which removed low THC hemp from Schedule I controlled substance listing.

Even in those jurisdictions in which the manufacture and use of medical cannabis has been legalized at the state level, the possession, use and cultivation of cannabis all remain violations of federal law that are punishable by imprisonment, substantial fines and forfeiture. Moreover, individuals and entities may violate federal law if they intentionally aid and abet another in violating these federal controlled substance laws, or conspire with another to violate them. The U.S. Supreme Court has ruled in United States v. Oakland Cannabis Buyers' Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize the sale, possession and use of cannabis, even for medical purposes. We would likely be unable to execute our business plan if the federal government were to enforce federal law regarding cannabis and applied such laws to low THC containing hemp, or other federal or state laws were to be extended to our business. For this reason, we continue to believe cannabis legislation and the enforcement of laws should be considered a significant risk factor to our business. Confusion surrounding the nature of our products, inaccurate or incomplete testing, farming practices and law enforcement vigilance or lack of education could result in confusion and our products could be intercepted and our business interrupted, or we could be required to undertake processes that could delay shipments, impede sales or result in seizures, proper or not, that would be costly to rectify or remove and which could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company.

In January 2018, the Department of Justice (the “DOJ”) rescinded certain memoranda, including the so-called “Cole Memo” issued on August 29, 2013 under the Obama Administration, which had characterized enforcement of federal cannabis prohibitions under the CSA to prosecute those complying with state regulatory systems allowing the use, manufacture and distribution of medical cannabis as an inefficient use of federal investigative and prosecutorial resources when state regulatory and enforcement efforts are effective with respect to enumerated federal enforcement priorities under the CSA. The impact of the DOJ's rescission of the Cole Memo and related memoranda is unclear, but may result in the DOJ increasing its enforcement actions against the state-regulated cannabis industry generally.

Congress previously enacted an omnibus spending bill that includes a provision prohibiting the DOJ (which includes the Drug Enforcement Agency (the “DEA”)) from using funds appropriated by that bill to prevent states from implementing their medical-use cannabis laws. This provision, however, expired on December 7, 2018, and must be renewed by Congress. In USA vs. McIntosh, the U.S. Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit's opinion, which only applies to the states of Alaska, Arizona, California, Hawaii, and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the DOJ may prosecute those individuals.

Additionally, financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. The penalties for violation of these laws include imprisonment, substantial fines and forfeiture. Prior to the DOJ's rescission of the “Cole Memo”, supplemental guidance from the DOJ issued under the Obama administration directed federal prosecutors to consider the federal enforcement priorities enumerated in the “Cole Memo” when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. With the rescission of the “Cole Memo,” there is increased uncertainty and added risk that federal law enforcement authorities could seek to pursue money laundering charges against entities or individuals engaged in supporting the cannabis industry.

Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where we operate will not choose to strictly enforce the federal laws governing cannabis production or distribution. Any change in the federal government's enforcement posture with respect to state-licensed cultivation of cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we operate, would result in our inability to execute our business plan, and we would likely suffer significant losses, which would adversely affect the trading price of our securities. We have not requested or obtained any opinion of counsel or ruling from any authority to determine if our operations are in compliance with or violate any state or federal laws or whether we are assisting others to violate a state or federal law. In the event that our operations are deemed to violate any laws or if we are deemed to be assisting others to violate a state or federal law, any resulting liability could cause us to modify or cease our operations.

Although we believe the foregoing will be applicable to business other than hemp-based CBD businesses there is risk that confusion or uncertainty surrounding our products with regulated cannabis could occur on the state or federal level and impact us. We may have difficulty with establishing banking relationships, working with investment banks and brokers who would be willing to offer and sell our securities or accept deposits from shareholders, and auditors willing to certify our financial statements if we are confused with businesses that are in the cannabis business. Any of these additional factors, should they occur, could also affect our business, prospects, assets or results of operation could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We are actively launching and expect to expand our product, sales, administrative and marketing operations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also continue to hire, train, supervise, and manage a significant number of new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure that we will be able to:

☐	expand our products effectively or efficiently or in a timely manner;

☐	allocate our human resources optimally;

☐	meet our capital needs;

☐	identify and hire qualified employees or retain valued employees; or

☐	effectively incorporate the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success depends, in part, on our ability to expand our product and service offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products and related services to our customers. The processes of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging trends, our business could be harmed. We have already and may have to continue to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion, and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify additional new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Our future success depends on our ability to grow and expand our customer base. Our failure to achieve such growth or expansion could materially harm our business.

To date, our revenue growth plans have been derived from projected sales of our products, not actual sales or historical experience. Our success and the planned growth and expansion of our business depends on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

Our suppliers could fail to fulfill our orders for parts used to assemble our products, which would disrupt our business, increase our costs, harm our reputation, and potentially cause us to lose our market.

We depend on third party suppliers for materials used to assemble our products. These suppliers could fail to produce products to our specifications or in a workmanlike manner and may not deliver the material or products on a timely basis. Our suppliers may also have to obtain inventories of the necessary parts and tools for production. Any change in our suppliers’ approach to resolving production issues could disrupt our ability to fulfill orders and could also disrupt our business due to delays in finding new suppliers, providing specifications and testing initial production. Such disruptions in our business and/or delays in fulfilling orders could harm our reputation and could potentially cause us to lose our market.

Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition, and our results of operations.

We may be unable to obtain intellectual property rights to effectively protect our branding, products, and other intangible assets. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our branding, products, and other intangible assets, our revenue and earnings, financial condition, or results of operations could be adversely affected.

We also rely on non-disclosure and non-competition agreements to protect portions of our intellectual property portfolio. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that third parties will not otherwise gain access to our trade secrets or proprietary knowledge, or that third parties will not independently develop competitive products with similar intellectual property.

We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to increase sales of existing products and services and launch new product and service offerings.

If we fail to retain key personnel and hire, train and retain qualified employees, we may not be able to compete effectively, which could result in reduced revenue or increased costs.

Our success is highly dependent on the continued services of key management and technical personnel. Our management and other employees may voluntarily terminate their employment at any time upon short notice. The loss of the services of any member of the senior management team or any of the managerial or technical staff or members of our Advisory Board on which we principally rely for expertise on our CBD segment may significantly delay or prevent the achievement of product development, our growth strategies and other business objectives. Our future success will also depend on our ability to identify, recruit and retain additional qualified technical and managerial personnel. We operate in several geographic locations where labor markets are particularly competitive, where demand for personnel with these skills is extremely high and is likely to remain high. As a result, competition for qualified personnel is intense, particularly in the areas of general management, finance, engineering and science, and the process of hiring suitably qualified personnel is often lengthy and expensive, and may become more expensive in the future. If we are unable to hire and retain a sufficient number of qualified employees, our ability to conduct and expand our business could be seriously reduced.

We face risks associated with strategic acquisitions.

As an important part of our business strategy, we have strategically acquired several businesses, and plan to continue strategic acquisitions, some of which may be material. These acquisitions may involve a number of financial, accounting, managerial, operational, legal, compliance and other risks and challenges, including the following, any of which could adversely affect our results of operations:

☐	Any acquired business could under-perform relative to our expectations and the price that we paid for it, or not perform in accordance with our anticipated timetable;

☐	We may incur or assume significant debt in connection with our acquisitions;

☐	Acquisitions could cause our results of operations to differ from our own or the investment community’s expectations in any given period, or over the long term; and

☐	Acquisitions could create demands on our management that we may be unable to effectively address, or for which we may incur additional costs.

Additionally, following any business acquisition, we could experience difficulty in integrating personnel, operations, financial and other systems, and in retaining key employees and customers.

We may record goodwill and other intangible assets on our consolidated balance sheet in connection with our acquisitions. If we are not able to realize the value of these assets, we may be required to incur charges relating to the impairment of these assets, which could materially impact our results of operations.

If product liability lawsuits are successfully brought against us, we will incur substantial liabilities.

We face an inherent risk of product liability. For example, we may be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit sales of our products. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

☐	decreased demand for our products;

☐	injury to our reputation;

☐	costs to defend the related litigation;

☐	a diversion of management's time and our resources;

☐	substantial monetary awards to users of our products;

☐	product recalls or withdrawals;

☐	loss of revenue; and

☐	a decline in our stock price.

In addition, while we continue to take what we believe are appropriate precautions, we may be unable to avoid significant liability if any product liability lawsuit is brought against us.

We are subject to cyber-security risks, including those related to customer, employee, vendor or other company data and including in connection with integration of acquired businesses and operations.

We use information technologies to securely manage operations and various business functions. We rely on various technologies, some of which are managed by third parties, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities, including reporting on our business and interacting with customers, vendors and employees. In addition, we collect and store certain data, including proprietary business information, and may have access to confidential or personal information that is subject to privacy and security laws, regulations and customer-imposed controls. Our systems are subject to repeated attempts by third parties to access information or to disrupt our systems. Despite our security design and controls, and those of our third-party providers, we may become subject to system damage, disruptions or shutdowns due to any number of causes, including cyber-attacks, breaches, employee error or malfeasance, power outages, computer viruses, telecommunication or utility failures, systems failures, service providers, natural disasters or other catastrophic events. It is possible for such vulnerabilities to remain undetected for an extended period. We may face other challenges and risks as we upgrade and standardize our information technology systems as part of our integration of acquired businesses and operations. We do not have contingency plans in place to prevent or mitigate the impact of these events, and these events could result in operational disruptions or the misappropriation of sensitive data, and depending on their nature and scope, could lead to the compromise of confidential information, improper use of our systems and networks, manipulation and destruction of data, defective products, production downtimes and operational disruptions and exposure to liability. Such disruptions or misappropriations and the resulting repercussions, including reputational damage and legal claims or proceedings, may adversely affect our results of operations, cash flows and financial condition, and the trading price of our common stock.

Our operating results, including net sales, gross margin and net income (loss), as well as our stock price have varied in the past, and our future operating results will continue to be subject to quarterly and annual fluctuations based upon numerous factors, including those discussed in this Item 1A and throughout this report. Our stock price will continue to be subject to daily variations as well. Our future operating results and stock price may not follow any past trends or meet our guidance and expectations.

Our net sales and operating results, net income (loss) and operating expenses, and our stock price have varied in the past and may vary significantly from quarter to quarter and from year to year in the future. We believe a number of factors, many of which are outside of our control, could cause these variations and make them difficult to predict, including:

☐	fluctuations in demand for our products or downturns in the industries that we serve;

☐	the ability of our suppliers, both internal and external, to produce and deliver products including sole or limited source components, in a timely manner, in the quantity, quality and prices desired;

☐	the timing of receipt of bookings and the timing of and our ability to ultimately convert bookings to net sales;

☐	rescheduling of shipments or cancellation of orders by our customers;

☐	fluctuations in our product mix;

☐	the ability of our customers' other suppliers to provide sufficient material to support our customers' products;

☐	currency fluctuations and stability, in particular the U.S. dollar as compared to ,other currencies;

☐	introductions of new products and product enhancements by our competitors, entry of new competitors into our markets, pricing pressures and other competitive factors;

☐	our ability to develop, introduce, manufacture and ship new and enhanced products in a timely manner without defects;

☐
our ability to manage our manufacturing capacity across our diverse product lines and that of our suppliers, including our ability to successfully expand our manufacturing capacity in various locations around the world;

☐	our ability to successfully and fully integrate acquisitions, into our operations and management;

☐	our ability to successfully internally transfer products as part of our integration efforts;

☐	our reliance on contract manufacturing;

☐	our customers' ability to manage their susceptibility to adverse economic conditions;

☐	the rate of market acceptance of our new products;

☐	the ability of our customers to pay for our products;

☐	expenses associated with acquisition-related activities;

☐	access to applicable credit markets by us and our customers;

☐	our ability to control expenses;

☐	potential excess and/or obsolescence of our inventory;

☐	impairment of goodwill, intangible assets and other long-lived assets;

☐	our ability to meet our expectations and forecasts and those of public market analysts and investors;

☐	our ability and the ability of our contractual counterparts to comply with the terms of our contracts;

☐	damage to our reputation as a result of coverage in social media, Internet blogs or other media outlets;

☐	managing our internal and third party sales representatives and distributors, including compliance with all applicable laws;

☐	costs, expenses and damages arising from litigation;

☐	individual employees intentionally or negligently failing to comply with our internal controls; and

☐	distraction of management related to acquisition, integration or divestment activities.

Our expenses for any given quarter are typically based on expected sales and if sales are below expectations in any given quarter, the adverse impact of the shortfall on our operating results may be magnified by our inability to adjust spending quickly enough to compensate for the shortfall. We also base our inventory levels on our forecasted product mix for the quarter. If the actual product mix varies significantly from our forecast, we may not be able to fill some orders during that quarter, which would result in delays in the shipment of our products. Accordingly, variations in timing of sales, particularly for our higher priced, higher margin products, can cause significant fluctuations in quarterly operating results.

Due to these and other factors, such as varying product mix, quarter-to-quarter and year-to-year comparisons of our historical operating results may not be meaningful. You should not rely on our results for any quarter or year as an indication of our future performance. Our operating results in future quarters and years may be below public market analysts' or investors' expectations, which would likely cause the price of our stock to fall. In addition, over the past several years, U.S. and global equity markets have experienced significant price and volume fluctuations that have affected the stock prices of many companies involved in the cannabis industry as well as in and outside our industry. There has not always been a direct correlation between this volatility and the performance of particular companies subject to these stock price fluctuations. These factors, as well as general economic and political conditions may have a material adverse effect on the market price of our stock in the future.

Reliance on C2M and other Manufacturers.

The ability of the Company to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and CBD components. No assurances can be given that the Company will be successful in maintaining its required supply of skilled labor, equipment, parts and components.

The Company relies on third parties to supply the materials for and manufacturer the research and development of the product candidates, principally C2M. The Company cannot provide assurance that access to C2M for supply or expertise materials will not be limited, interrupted, restricted in certain geographic regions, be of satisfactory quality or be delivered in a timely manner. In this regard, C2M will require continued access to Good Manufacturing Practices (“GMP”) manufacturer facilities. If the Company is unable to obtain access to a GMP manufacturer, the Company may be restricted from operations which would have a materially adverse effect on the business and operations of the Company.

Transportation Risks

The Company’s shipments, and the active ingredients used to manufacture, requires transportation, principally across state lines. The process may require the issuance of bills of lading or. The issuance of bills of lading and granting and maintenance of licenses is uncertain. Any failure in the ability to transport product or ship finished goods via overnight delivery service or the mail would have a material adverse effect on the business, results of operations or financial condition of the Company.

In the event licenses are granted, the Company may depend on fast and efficient courier services to distribute its product, and specific restrictions might be placed on distribution methods and logistics due to the regulated nature of cannabinoid based products or confusion that could occur with high THC containing products. Any prolonged disruption of this courier service may result in the product batches being stored outside required temperature ranges. Inappropriate storage may damage the product shipment resulting in delays, upon commercialization, a partial or total loss of revenue from one or more shipments or product delays. A partial or total loss of revenue from delays in shipment could have a material adverse effect on the business, results of operations or financial condition of the Company. Rising costs associated with the courier services used by the Company to ship its products may also adversely impact the business of the Company and its ability to operate profitably.

The Company’s success may also be impacted by interstate trade barriers to the transportation and marketing of products. If the Company is unsuccessful in obtaining authorization to transport or market the product candidates across interstate lines it will materially adversely affect the Company’s business and operations.